UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 1, 2025

GENTEX CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street
Zeeland
Michigan		49464
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (616) 772-1800
_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.06 per share	GNTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
This Current Report on Form 8-K (“Current Report”) is being filed in connection with the closing on April 1, 2025 of the previously announced transaction contemplated by that certain Agreement and Plan of Merger dated as of December 17, 2024 (the “Merger Agreement”), by and among VOXX International Corporation, a Delaware corporation (“VOXX”), Gentex Corporation, a Michigan corporation (“Gentex”), and Instrument Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Gentex (“Merger Sub”). Pursuant to the terms and conditions set forth in the Merger Agreement, on April 1, 2025, Merger Sub merged with and into VOXX (the “Merger”), with VOXX continuing as the surviving corporation. As a result of the Merger, VOXX became a wholly owned subsidiary of Gentex.

Item 2.01. Completion of Acquisition or Disposition of Assets.
The information set forth in the Introductory Note of this Current Report is incorporated by reference in this Item 2.01.
On April 1, 2025, Gentex completed the acquisition of VOXX. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of VOXX’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “VOXX Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) shares owned by Gentex, Merger Sub, VOXX, or any of their respective subsidiaries, which were cancelled and ceased to exist, and for which no consideration was paid, and (ii) shares that were not voted in favor of the adoption of the Merger Agreement and for which the holder properly exercised appraisal rights in accordance with the Delaware General Corporation Law in respect of such shares) were cancelled and converted into the right to receive cash in the amount of $7.50 per share (the “Per Share Merger Consideration”), without interest, less any required withholding taxes.
In addition, at the Effective Time, restricted stock units of VOXX (“VOXX RSUs”) outstanding immediately before the Effective Time of the Merger automatically vested in full (if unvested), were cancelled and converted into the right to receive a cash payment equal to the product of (i) the number of shares of VOXX Common Stock underlying such VOXX RSU multiplied by (ii) the Per Share Merger Consideration, less applicable withholding taxes.
The foregoing description of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report and incorporated herein by reference into this Item 2.01.

Item 7.01. Regulation FD Disclosure.
Gentex hereby furnishes the information set forth in its news release, dated April 1, 2025, announcing the completion of the previously announced acquisition of VOXX. A copy of the news release is filed as Exhibit 99.1 to this Current Report.
The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of Gentex under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 17, 2024, by and among Gentex Corporation, Instrument Merger Sub, Inc. and VOXX International Corporation
99.1	Press release of Gentex Corporation, dated January 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 1, 2025

GENTEX CORPORATION
(Registrant)

By    /s/ Kevin C. Nash

Kevin C. Nash
Vice President - Finance and Chief Financial Officer